Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-70569, 33-62721, and 33-70526) and in the Prospectus constituting part of the Registration Statement on Form S-8 (No.’s 33-88410 and 333-116497) of Rotonics Manufacturing Inc. of our report dated August 12, 2004 appearing on page F-1 of this Form 10-K.

/s/ Windes & McClaughry Accountancy Corporation

Long Beach, California
September 22, 2004